Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 2-99473 on Form N-1A of our report dated September 20, 2006, relating to the financial statements and financial highlights of Merrill Lynch Florida Municipal Bond Fund (the “Fund”), one of the series constituting Merrill Lynch Multi-State Municipal Series Trust (to be renamed Blackrock Florida Municipal Bond Fund of Blackrock Multi-State Municipal Series Trust) appearing in the Annual Report on Form N-CSR of the Fund for the year ended July 31, 2006, and the references to us under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 27, 2006